UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2015

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
343 State Street, Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 16, 2015, Eastman Kodak Company (the “Company”) issued a press release describing its fourth quarter and full year 2014 financial results.  A copy of the press release is attached as Exhibit (99.1) to this report.

Within the Company’s press release, reference is made to certain non-GAAP financial measures of Operational EBITDA and improvement in Net Loss on a comparable basis.

The Company believes that these non-GAAP measures represent important internal measures of performance as used by the Company’s management.  Accordingly they are provided with the belief that this information will assist in properly assessing the underlying performance of the Company.  Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  In addition to the reason described above, the Company’s management believes that the presentation of the non-GAAP financial measures allows the user of the information to assess the Company’s financial results on a more comparable basis.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit

(99.1)	Press release issued March 16, 2015, regarding the Company’s fourth quarter and full year 2014 financial results furnished with this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By: /s/ Eric Samuels
Eric Samuels
Chief Accounting Officer and Corporate Controller
Eastman Kodak Company

Date:	March 16, 2015

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.

(99.1)	Press release issued March 16, 2015, regarding the Company’s fourth quarter and full year 2014 financial results furnished with this document.